Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fate Therapeutics, Inc. Third Amended and Restated 2022 Stock Option and Incentive Plan of our report dated February 26, 2026, with respect to the consolidated financial statements of Fate Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

August 13, 2026